Exhibit 10.26

THE FIRST AMENDMENT TO SEVERANCE AGREEMENT

W I T N E S S E T H

     THE FIRST AMENDMENT TO SEVERANCE AGREEMENT (the “Amendment”) is made and entered into as of this ___day of _________, 2005 by and between Bone Care International, Inc., a Wisconsin corporation (the “Company”), and _________(the “Executive”) as an amendment to the Severance Agreement between the Company and the Executive, dated as of _________, 2004 (the “Agreement”).

     WHEREAS, on May 4, 2005, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Genzyme Corporation, a Massachusetts corporation (“Genzyme”), and a wholly-owned subsidiary of Genzyme, which contemplates, among other things, the acquisition of the Company by Genzyme.

     WHEREAS, on May 25, 2005, Genzyme agreed that the Company and the Executive could enter into the Amendment to provide for a payment in lieu of compensation which the compensation committee of the Board of Directors of the Company had discussed awarding to the Executive prior to Genzyme’s expression of interest in acquiring the Company.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the parties hereby amend the Agreement as set forth herein.

     1. Section 3(a)(2) of the Agreement is hereby amended by inserting the phrase “, plus (iii) $_________,” immediately before the word “provided”.

     2. Except as set forth herein, this Amendment shall not amend or waive any other term, covenant or condition of the Agreement.

     3. This Amendment shall become effective immediately, provided, however, that if the Merger Agreement shall terminate without the consummation of the transactions contemplated thereby, then (i) this Amendment shall automatically terminate at the same time, (ii) each party’s obligation hereunder shall automatically cease to be of any effect and (iii) the Agreement shall remain in effect as if it had not been amended by this Amendment.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company and the Executive has executed this Agreement as of the day and year first above written.

BONE CARE INTERNATIONAL, INC.

By:

[Executive’s Name]

Subscribed and Sworn to before me
this ___day of _________, 2005.

Notary Public

Schedule to Exhibit 10.26

     Bone Care International, Inc. (the “Company”) has amended the severance agreements that it had previously entered into with Messrs. Berns, Caruso, Hayden, Morgan, Durham, Mundy and Kokino. The form of amendment entered into between the Company and each of the foregoing officers of the Company is set forth above. The amount in Section 1 of the amendment for each for Messrs. Berns, Caruso, Hayden, Morgan, Durham, Mundy and Kokino is $598,950, $363,000, $272,250, $254,100, $199,650, $163,350 and $108,900, respectively.

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